CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-101494, 333-83658, 333-83656, and
333-72931) of Dycom Industries, Inc., of our report dated March 28, 2003, except as to Note 16 for which the date is December 3, 2003, relating to the financial statements of UtiliQuest Holdings Corp. which appears in the Current Report on Form 8-K of Dycom Industries, Inc. dated November 25, 2003.

/s/PricewaterhouseCoopers

Atlanta, Georgia



February 17, 2004